Exhibit 99.1
Innovation at the speed of life

Danaher Reports First Quarter 2025 Results
WASHINGTON D.C., April 22, 2025 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the quarter ended March 28, 2025.
Key First Quarter 2025 Results
•Net earnings were $1.0 billion, or $1.32 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $1.88.
•Revenues decreased 1.0% to $5.7 billion and non-GAAP core revenue was flat year-over-year.
•Operating cash flow was $1.3 billion and non-GAAP free cash flow was $1.1 billion.
Rainer M. Blair, President and Chief Executive Officer, stated, “Revenue, earnings, and cash flow exceeded our expectations in the first quarter–highlighted by continued momentum in bioprocessing and better-than-expected respiratory demand in our molecular diagnostics business. Our team also continued to execute very well, leveraging the Danaher Business System to accelerate innovation, drive share gains, and deliver meaningful productivity improvements.”
Blair continued, “While the macro backdrop has become more dynamic since the start of the year, it’s in times like these that Danaher’s positioning and capabilities truly stand out. We believe that the combination of our team's DBS-driven execution, resilient portfolio and strong balance sheet will continue to differentiate Danaher in 2025 and beyond.”
Second Quarter and Full Year 2025 Outlook
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. In addition, we do not reconcile forecasted adjusted diluted net earnings per common share (or components thereof) to the comparable GAAP measure because of the difficulty in estimating the other components (in addition to the items identified in the prior sentence) that would be reflected in any forecasted GAAP diluted net earnings per common share, such as investment gains and losses and discrete tax items.
For the second quarter 2025, the Company anticipates that non-GAAP core revenue will grow low-single digits year-over-year. For full year 2025, there is no change to the Company’s expectation that non-GAAP core revenue will grow approximately 3% year-over-year. The Company is also initiating full year adjusted diluted net earnings per common share guidance in the range of $7.60 to $7.75.
Conference Call and Webcast Information
Danaher will discuss its first quarter results and financial guidance for the second quarter and full year 2025 during its investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ125). A replay of the conference call will be available shortly after the conclusion of the call and until May 6, 2025. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher's advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our approximately 63,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.

NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, explanations of what these measures represent and the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, our Quarterly Report on Form 10-Q for the first quarter of 2025, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com).
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial results for the second quarter and full year 2025, momentum in the bioprocessing business, the Company’s positioning for the future and anticipated differentiation and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the impact of tariffs and related actions recently implemented by the U.S. and other countries, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the global economy, the markets we serve and the financial markets, uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products, the impact of global health crises, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the healthcare industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the healthcare industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation, regulatory proceedings and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to our manufacturing operations, the impact of climate change, legal or regulatory measures to address climate change and other sustainability topics and our ability to address regulatory requirements or stakeholder expectations relating to climate change and other sustainability topics, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, labor matters and our ability to recruit, retain and motivate talented employees, U.S. and non-U.S. economic, political, geopolitical, legal, compliance, social and business factors (including the impact of elections, regulatory changes or uncertainty and military conflicts), disruptions and other impacts relating to man-made and natural disasters, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2024 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2025. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
John T. Bedford, Vice President, Investor Relations, investor.relations@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037,
Telephone: (202) 828-0850, Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended
	March 28, 2025	March 29, 2024
Sales	$5,741	$5,796
Cost of sales	(2,230)	(2,309)
Gross profit	3,511	3,487
Operating costs:
Selling, general and administrative expenses	(1,858)	(1,807)
Research and development expenses	(379)	(368)
Operating profit	1,274	1,312
Nonoperating income (expense):
Other income (expense), net	(79)	(36)
Interest expense	(72)	(65)
Interest income	6	60
Earnings before income taxes	1,129	1,271
Income taxes	(175)	(183)
Net earnings	$954	$1,088
Net earnings per common share:
Basic	$1.33	$1.47
Diluted	$1.32	$1.45
Average common stock and common equivalent shares outstanding:
Basic	716.3	740.6
Diluted	720.8	748.6
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share

	Three-Month Period Ended
	March 28, 2025	March 29, 2024
Diluted Net Earnings Per Common Share (GAAP)	$1.32	$1.45
Amortization of acquisition-related intangible assetsA	0.57	0.54
Fair value net (gains) losses on investmentsB	0.12	0.05
ImpairmentsC	0.02	—
Gain on a product line dispositionD	(0.01)	—
Acquisition-related itemsE	—	0.03
Tax effect of the above adjustmentsF	(0.13)	(0.11)
Discrete tax adjustmentsG	(0.01)	(0.05)
Rounding	—	0.01
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$1.88	$1.92

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended
	March 28, 2025	March 29, 2024
Pretax	$410	$407
After-tax	340	336
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended
	March 28, 2025	March 29, 2024
Pretax	$90	$37
After-tax	68	28
C    Impairment charges related to a facility in the Biotechnology segment recorded in the three-month period ended March 28, 2025 ($15 million pretax as reported in this line item, $11 million after-tax).
D    Gain on a product line disposition in the three-month period ended March 28, 2025 ($9 million pretax as reported in this line item, $7 million after-tax).
E    Costs incurred for the fair value adjustment to inventory related to the acquisition of Abcam plc for the three-month period ended March 29, 2024 ($25 million pretax as reported in this line item, $19 million after-tax).
F    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
G    Discrete tax adjustments and other tax-related adjustments for the three-month period ended March 28, 2025, include the impact of net discrete tax benefits of $10 million related primarily to changes in estimates of prior year tax filing positions, release of reserves for uncertain tax positions due to the expiration of statutes of limitation and excess tax benefits from stock-based compensation, net of charges related to changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments and other tax-related adjustments for the three-month period ended March 29, 2024, include the impact of net discrete tax benefits of $36 million due principally to excess tax benefits from stock-based compensation, release of reserves for uncertain tax positions due to the expiration of statutes of limitation and changes in estimates associated with prior period uncertain tax positions.

Sales (Decline) Growth by Segment and Core Sales Growth (Decline) by Segment

	% Change Three-Month Period Ended March 28, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics
Total sales (decline) growth (GAAP)	(1.0)%	6.0%	(3.5)%	(3.0)%
Impact of:
Acquisitions/divestitures	(0.5)%	—%	(2.0)%	0.5%
Currency exchange rates	1.5%	1.0%	1.5%	1.0%
Core sales growth (decline) (non-GAAP)	—%	7.0%	(4.0)%	(1.5)%

Forecasted Core Sales Growth and Adjusted Diluted Net Earnings Per Common Share

	% Change Three-Month Period Ending June 27, 2025 vs. Comparable 2024 Period	% Change Year Ending December 31, 2025 vs. Comparable 2024 Period
Core sales growth (non-GAAP)	+Low-single digit	~3.0%

Year Ending December 31, 2025
Adjusted diluted net earnings per common share (non-GAAP)	$7.60 - $7.75

Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended
	March 28, 2025	March 29, 2024
Total Cash Flow:
Net cash provided by operating activities (GAAP)	$1,299	$1,739
Total cash used in investing activities (GAAP)	$(242)	$(321)
Total cash used in financing activities (GAAP)	$(1,255)	$(133)

Free Cash Flow:
Net cash provided by operating activities (GAAP)	$1,299	$1,739
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(245)	(291)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	6	—
Free cash flow (non-GAAP)	$1,060	$1,448
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to Adjusted Diluted Net Earnings Per Common Share, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

•With respect to the FCF Measure, we deduct payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP core revenue basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. The Company does not reconcile forecasted adjusted diluted net earnings per common share (or components thereof) to the comparable GAAP measure because of the difficulty in estimating the other components (in addition to items identified in the prior sentence) that would be reflected in any forecasted GAAP diluted net earnings per common share, such as investment gains and losses and discrete tax items.